Exhibit 23.2

Consent of Independent Registered Public Accounting Firm and Report on Schedules

Consent

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-256806);
2.Registration Statement (Form S-8 No. 333-234083);
3.Registration Statement (Form S-8 No. 333-239243);
4.Registration Statement (Form S-3 No. 333-259725);
5.Registration Statement (Form S-3 No. 333-255828) and
6.Registration Statement (Form S-3 No. 333-234678)

of our reports dated March 16, 2022, with respect to the consolidated financial statements and schedules of Custom Truck One Source, Inc. and the effectiveness of internal control over financial reporting of Custom Truck One Source, Inc. included in this Annual Report (Form 10-K) of Custom Truck One Source, Inc. for the year ended December 31, 2021.

Report on Schedules

To the Stockholders and the Board of Directors of Custom Truck One Source, Inc.

We have audited the consolidated financial statements of Custom Truck One Source, Inc. (the Company) as of December 31, 2021 and for the year ended December 31, 2021, and have issued our report thereon dated March 16, 2022 incorporated by reference in this Annual Report (Form 10-K) of Custom Truck One Source, Inc. Our audit of the consolidated financial statements included the financial statement schedules listed in Item 15(a) of this Annual Report (Form 10-K) (the “schedules”). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s schedules based on our audit.

In our opinion, the schedules present fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements.

/s/ Ernst & Young LLP

Kansas City, Missouri
March 16, 2022